UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24 , 2006
STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obli- gation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Amended and Restated Long-Term Incentive Plan
          On April 24, 2006, the shareholders of Stoneridge, Inc. (the “Company”) approved the Company’s Amended and Restated Long-Term Incentive Plan (the “2006 Plan”), which was unanimously approved on February 18, 2006 by the Board of Directors upon the recommendation of the Board’s Compensation Committee. The 2006 Plan will replace the Company’s current equity incentive plan when the current plan expires in June 2007. Under the 2006 Plan the Board’s Compensation Committee, which will administer the 2006 Plan, may grant to the Company’s officers and other key employees, stock options that (i) qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended , (ii) do not qualify as incentive stock options, or (iii) both. In addition, the Compensation Committee may also make grants of restricted common shares, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, other share-based awards or any combination thereof. The total number of Company Common Shares reserved and available for awards under the 2006 Plan is 1,500,000. The Company believes that the 2006 Plan, by enabling awards of equity-based incentives, will help the Company achieve the Company’s goal of promoting its long-term growth and profitability by enabling the Company to attract, retain and reward key employees and therefore align the interests of those employees with those of the Company’s shareholders.
     A copy of the 2006 Plan is attached hereto as Exhibit 99.1.2006 Annual Incentive Plan
               On April 24, 2006, the Compensation Committee of the Board of Directors of the Company approved the Company’s 2006 annual incentive (bonus) plan. The plan is intended to provide incentives to officers and key employees of the Company, including executive officers, for achieving certain performance goals. The financial performance metrics portion of the plan is weighted at 70% to 90% of the overall plan, depending on the participant’s position, and is comprised of two elements: (1) operating income — 50%, (2) return on invested capital — 50%. The individual based performance portion of the plan is weighted at 10% to 30% of the overall plan, depending on the participant’s position, and is comprised of at least two specific and measurable personal goals. At target performance, 100% payout is achieved for each element of the plan; at maximum (30% over targets), 200% payout is achieved, while at threshold (90% of target), 50% payout is achieved. Below threshold no incentive compensation is earned. Prorating occurs for achievement between the minimums and maximums. The payment of incentive compensation is subject to the overall performance of the Company, and the Compensation Committee may, at its sole discretion, elect to suspend this program or delay the payment of incentive earnings if prudent fiscal management so dictates. The percentage of annual base pay that can be earned at target performance for the following executive officers is: John C. Corey 70%, Edward F. Mosel 55%, George E. Strickler 45%, Thomas A. Beaver 45%, Mark J. Tervalon 45%. and Andrew M. Oakes 45%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: April 28, 2006	/s/ George E. Strickler
George E. Strickler,
Executive Vice President and Chief Financial Officer

Exhibit Index
99.1 Amended and Restated Long-Term Incentive Plan